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                            Independent Auditors' Consent


The Board of Trustees
The Pacific Innovations Trust:

We consent to the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information.



                                        KPMG Peat Marwick LLP



Los Angeles, California
April 29, 1998